Exhibit 4 (c)


                         MCI COMMUNICATIONS CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         MCI COMMUNICATIONS CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------



ARTICLE   SECTION                                                          PAGE
-------   -------                                                          ----

I         Purpose and Effective Date..................................        1
          --------------------------
          1.01  Title.................................................        1
          1.02  Purpose...............................................        1
          1.03  Effective Date........................................        1


II        Definitions and Construction of the Plan Document...........        2
          -------------------------------------------------
          2.01  Beneficiary...........................................        2
          2.02  Board.................................................        2
          2.03  Committee.............................................        2
          2.04  Company...............................................        2
          2.05  Compensation..........................................        2
          2.06  Deferral Agreement....................................        2
          2.07  Deferral Compensation.................................        2
          2.08  Deferral Year.........................................        2
          2.09  Disability............................................        2
          2.10  Election Date.........................................        2
          2.11  Executive.............................................        3
          2.12  Gender and Number.....................................        3
          2.13  Headings..............................................        3
          2.14  Investment Preference.................................        3
          2.15  MCI...................................................        3
          2.16  MCI Stock.............................................        3
          2.17  Merger................................................        3
          2.18  Participant...........................................        3
          2.19  Participant Account...................................        3
          2.20  Plan Administrator....................................        3
          2.21  Plan Year ............................................        3
          2.22  Termination of Service ...............................        4

III       Eligibility and Participation...............................        5
          -----------------------------
          3.01  Eligibility...........................................        5
          3.02  Participation.........................................        5

                               TABLE OF CONTENTS
                               -----------------

                                  (CONTINUED)
                                  -----------



  ARTICLE         SECTION                                                  PAGE
---------         -------                                                  ----

    IV            Deferral of Compensation..............................     6
                  ------------------------
                  4.01   Compensation Deferral..........................     6
                  4.02   Deferral Period................................     6
                  4.03   Election to Participate........................     6
                  4.04   No Deferral Without Agreement..................     6
                  4.05   Duration of Deferral Agreement.................     6

     V            Participant Account and Investment Preferences........     7
                  ----------------------------------------------
                  5.01   Participant Account............................     7
                  5.02   Reporting......................................     7
                  5.03   Investment Preferences.........................     7
                  5.04   Changes........................................     7

    VI            Distribution..........................................     8
                  ------------
                  6.01   Distribution of Account Balance................     8
                  6.02   Nonforfeitable Right to Account Value..........     8
                  6.03   Form of Distribution...........................     8


   VII            Hardship and Other Distributions......................     9
                  --------------------------------
                  7.01   Hardship.......................................     9
                  7.02   Other..........................................     9
                  7.03   Effect of Distribution.........................     9

  VIII            Beneficiary...........................................    10
                  -----------
                  8.01   Beneficiary Designation........................    10
                  8.02   Proper Beneficiary.............................    10
                  8.03   Minor or Incompetent Beneficiary...............    10
                  8.04   No Beneficiary Designated......................    10

                                    TOC - 2

                               TABLE OF CONTENTS
                               -----------------

                                  (CONTINUED)
                                  -----------



ARTICLE           SECTION                                                 PAGE
-------           -------                                                 ----

   IX             Administration of the Plan............................    11
                  --------------------------
                   9.01   Finality of Determination.....................    11
                   9.02   Indemnification and Exculpation...............    11
                   9.03   Expenses......................................    11


    X             Claims Procedure......................................    12
                  ----------------
                  10.01   Written Claim.................................    12
                  10.02   Denied Claim..................................    12
                  10.03   Review Procedure..............................    12
                  10.04   Committee Review..............................    12


   XI             Nature of Company's Obligation........................    13
                  ------------------------------
                  11.01   Company's Obligation..........................    13
                  11.02   Creditor Status...............................    13


  XII             Miscellaneous.........................................    14
                  -------------
                  12.01   Written Notice................................    14
                  12.02   Change of Address.............................    14
                  12.03   Merger, Consolidation or Acquisition..........    14
                  12.04   Amendment and Termination.....................    14
                  12.05   Non-transferability...........................    14
                  12.06   Legal Fees....................................    14
                  12.07   Applicable Law................................    15

                                    TOC - 3

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE
                           --------------------------


         1.01 TITLE.  This Plan will be known as the MCI Communications
              -----
Corporation Executive Deferred Compensation Plan (hereinafter referred to as the "Plan").

         1.02 PURPOSE.  The purpose of the Plan is to permit MCI executives to
              -------
defer the receipt of cash incentive awards or compensation related to awards under the MCI Communications Corporation Stock Option Plan. This Plan constitutes an unfunded plan of deferred compensation limited to a select group of management or highly compensated employees. As such, the Plan will be exempt from Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         1.03 EFFECTIVE DATE.  The effective date of this Plan is November 1,
              --------------
1996.

                                   ARTICLE II

               DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT
               -------------------------------------------------


         2.01 BENEFICIARY.  "Beneficiary" means the person designated pursuant
              -----------
to Section 8.01 to receive any benefits under this Plan.

         2.02 BOARD.  "Board" means the board of directors of MCI.
              -----

         2.03 COMMITTEE.  "Committee" means the Compensation Committee of the
              ---------
Board.

         2.04 COMPANY.  "Company" means MCI Communications Corporation or any of
              -------
its subsidiaries.

         2.05 COMPENSATION.  "Compensation" means  an incentive stock unit under
              ------------
the MCI Communications Corporation Stock Option Plan or the award of cash under the MCI Executive Incentive Compensation Plan and the MCI Senior Executive Incentive Compensation Plan, which if not deferred as provided in this Plan would be taxable to an Executive upon payment due to vesting of such an award. In order for compensation to be eligible for deferral under this Plan, it must have otherwise been taxable by the United States.

         2.06 DEFERRAL AGREEMENT.  "Deferral Agreement" means the written form
              ------------------
prescribed by the Committee and submitted to the Plan Administrator by the relevant Election Date pursuant to which the Participant elects to defer a specific percentage of Compensation otherwise payable subsequent to the date of such Agreement. The Deferral Agreement will be effective only when acknowledged by the Company.

         2.07 DEFERRED COMPENSATION.  "Deferred Compensation" means the portion
              ---------------------
of a Participant's Compensation that has been deferred pursuant to the Plan.

         2.08 DEFERRAL YEAR.  "Deferral Year" means a Plan Year for which a
              -------------
Participant has an operative Deferral Agreement.

         2.09 DISABILITY.  "Disability" means a disability falling within the
              ----------
definition of "totally disabled" or conceptually similar words as set forth in MCI's group long-term disability plan, as from time to time in effect.

         2.10 ELECTION DATE.  "Election Date" means the date by which an
              -------------
Executive must submit a valid Deferral Agreement to the Plan Administrator in order to defer Compensation. The applicable Election Dates are as follows: (a) 30 days after adoption of the Plan for Executives who are eligible to participate at the time the Plan is adopted, or (b) any date established by the

Company as set forth in the appropriate Deferral Agreement, but no later than one year prior to the date on which an award would otherwise have been payable, or (c) the election date specified in the Deferral Agreement for special awards related to the Merger.

         2.11 EXECUTIVE. "Executive" means an employee of the Company who is
              ---------
designated by the Committee as eligible to participate in the Plan and who is a management or highly compensated employee.

         2.12 GENDER AND NUMBER.  Wherever the context so requires, masculine
              -----------------
pronouns include the feminine and singular words will include the plural.

         2.13 HEADINGS.  Headings of the Articles of this Plan and Sections are
              --------
included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

         2.14 INVESTMENT PREFERENCE. "Investment Preference" means the
              ---------------------
investment option or options selected by the Participant from those designated by the Committee to determine the Company's obligation upon payment of the Deferred Compensation; provided that the Committee may prior to the Merger, limit the Investment Preference for any award or group of awards to MCI Stock.

         2.15 MCI.  "MCI" means MCI Communications Corporation.
              ---

         2.16 MCI STOCK.  "MCI Stock" means MCI Communications Corporation
              ---------
Common Stock, par value $.10 per share.

         2.17 MERGER.  "Merger" means the Agreement and Plan of Merger dated as
              ------
of November 3, 1996 among British Telecommunications plc, MCI and Tadworth Corporation.

         2.18 PARTICIPANT.  "Participant" means an Executive who has deferred a
              -----------
portion of Compensation pursuant to the terms of this Plan, and whose account balance has not yet been fully distributed.

         2.19 PARTICIPANT ACCOUNT.  A "Participant Account" means the book
              -------------------
account established by the Company for a Participant, to which Deferred Compensation and deemed investment results are credited.

         2.20 PLAN ADMINISTRATOR.  "Plan Administrator" means the Chief Human
              ------------------
Resources Officer of MCI.

         2.21 PLAN YEAR.  The "Plan Year" means the twelve month period
              ---------
commencing January 1 and ending December 31.

         2.22    TERMINATION OF SERVICE.  "Termination of Service" or similar
                 ----------------------
expression means the termination of the Participant's employment with the Company or any corporation within the controlled group of corporations with the Company.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------


     3.01 ELIGIBILITY.  Eligibility for participation in this Plan will be
          -----------
determined by the Committee, in its sole discretion, but all Participants must be Executives who receive awards of incentive stock units under the MCI Communications Corporation Stock Option Plan.

     3.02 PARTICIPATION.  An Executive, after having been selected for
          -------------
participation by the Committee, shall, as a condition to deferring Compensation, complete a duly executed Deferral Agreement and return it to the Plan Administrator.

                                   ARTICLE IV

                           DEFERRALS OF COMPENSATION
                           -------------------------


     4.01 COMPENSATION DEFERRAL.  Each Executive may, by submitting a Deferral
          ---------------------
Agreement, on or before the relevant Election Date have all or a portion of his or her Compensation deferred in accordance with the terms and conditions of this Plan.

     4.02 DEFERRAL PERIOD.  A Participant may make an election to defer
          ---------------
Compensation for a minimum of three calendar years from the date that an award would otherwise have been payable but no later than the period ending with the date of the Participant's Termination of Service. The Participant will be given two additional opportunities to further defer a deferred award for the minimum period of three years, which further deferral elections must be made at least one year prior to the date the deferred award was originally due to be paid. Pursuant to rules established by the Company, the Participant may specify the time of distribution; provided, however that Compensation may not be deferred beyond the later of termination of employment. All such elections will be made on the applicable Deferral Agreement.

     4.03 ELECTION TO PARTICIPATE.  An Executive desiring to participate in the
          -----------------------
Plan must submit a written Deferral Agreement to the Plan Administrator by the applicable Election Date. Deferral Agreements filed by the applicable Election Date as provided in Section 2.10 will cause Compensation related to cash incentive or stock related awards to be deferred in accordance with such Agreement.

     4.04 NO DEFERRAL WITHOUT AGREEMENT.  A Participant who has not submitted a
          -----------------------------
valid Deferral Agreement to the Plan Administrator by the relevant Election Date may not defer any Compensation under this Plan for the awards to be granted in the applicable Deferral Year.

     4.05 DURATION OF DEFERRAL AGREEMENT.   Participants may not revoke a
          ------------------------------
Deferral Agreement except as may be permitted by Section 7.01.

                                   ARTICLE V

                 PARTICIPANT ACCOUNT AND INVESTMENT PREFERENCES
                 ----------------------------------------------


     5.01 PARTICIPANT ACCOUNT.  Compensation amounts deferred by a Participant
          -------------------
under a written Deferral Agreement and deemed investment results will be credited to a Participant's Account.

     5.02 REPORTING.  The Company will provide each Participant with an annual
          ---------
Account Statement and a Tax Statement for his/her Deferral Account detailing the transactions relating to the Participant's Account, investment performance and balances.

     5.03 INVESTMENT PREFERENCES. The Company will honor the Participant's
          ----------------------
Investment Preferences in establishing a basis for the investment results on a Participant Account. However, the Company is under no obligation to invest any of the amounts credited to any Participant Account in any particular asset or form of asset. The Participant agrees on behalf of him/herself and her/his designated Beneficiary that the value of his/her Participant Account at any point in time will equal the value determined as if the Company had invested all amounts credited to his or her Participant Account as indicated in his or her Investment Preference in the applicable Designation of Investment Preference Form(s).

     5.04 CHANGES.  Changes in Investment Preference may be made as of the first
          -------
day of the month following the month in which the form is received by the Plan Administrator and will apply to future deferred amounts as well as deemed account balances. If a Participant is an officer subject to Section 16 of the Securities and Exchange Act of 1934, as amended, and if the Investment Preference change is subject to the provisions of such Section 16, then to the extent required to qualify for exemption from such provisions, then, no election regarding Investment Preference will be given effect unless made at least six
(6) months after a prior opposite way election under the Plan or in any other plan sponsored by the Company. Any changes in Investment Preferences will apply only to vested awards. No Investment Preference will be taken into account with respect to an award until the first trading day following the date the award vests.

                                   ARTICLE VI

                                  DISTRIBUTION
                                  ------------


     6.01 DISTRIBUTION OF ACCOUNT BALANCE.  Distribution of the value of the
          -------------------------------
Participant's Account will be in a lump sum determined at the end of the Deferral Period(s) described in Section 4.02, and paid within sixty (60) days or as soon as administratively practicable after the end of the Deferral Period(s).

     6.02 NONFORFEITABLE RIGHT TO ACCOUNT VALUE.  The Participant or Beneficiary
          -------------------------------------
will have a right to the vested value of a Participant's Account attributable to Deferred Compensation as adjusted for deemed investment results under the Plan. If a Participant's employment is terminated for "Cause," the Participant will forfeit the non-vested portion of his or her Account. "Cause" means, cause as defined in the Participant's employment agreement (if defined therein), or if applicable to such Participant, the Executive Severance Program, or with respect to any other Participant or if not defined in the Participant's employment agreement:

          (a) a deliberate and material act or omission by the Participant with respect to the Participant's duties and responsibilities with MCI that results in demonstrable harm to MCI, which act or omission is (A) either the product of willful malfeasance or gross neglect, (B) committed in bad faith or without a reasonable belief that such act or omission is in, or not contrary to, the best interests of MCI and (C) not remedied within 30 days after receipt of written notice from MCI specifying such breach, or

          (b) the participant's plea of guilty or nolo contendere to, or non appealable conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of MCI.

          The Committee will have the sole and complete discretion to determine whether or not termination of employment has occurred for Cause.

     6.03 FORM OF DISTRIBUTION.  All distributions of a Participant's Account
          --------------------
will be made in cash or in MCI Stock (or the common stock of a successor) in the case of awards that are not eligible to have their value determined by other Investment Preferences.

                                  ARTICLE VII

                        HARDSHIP AND OTHER DISTRIBUTIONS
                        --------------------------------


     7.01 HARDSHIP.  At the sole discretion of the Committee and at the request
          --------
of a Participant before the end of the Deferral Period(s) described in Section 4.02, the Committee may (a) accelerate and pay all or part of the value of a Participant's Account due under this Plan, or (b) allow the Participant to reduce or revoke his/her Deferral Agreement prospectively. Accelerated distributions or discontinuance of deferrals may be allowed only in the event of a financial emergency beyond the Participant's control due to unforeseeable circumstances and only if disallowance of a distribution would create a severe hardship for the Participant. An accelerated distribution must be limited to only that amount necessary to relieve the financial emergency.

     7.02 OTHER.  In the event of the Participant's death, distribution will be
          -----
made as soon as practicable after the Committee has notice of the Participant's death. In the event of Participant's Disability, any Deferral Agreement remains in effect.

     7.03 EFFECT OF DISTRIBUTION.  A hardship distribution under this Section is
          ----------------------
in lieu of that portion of the amounts that would have been paid otherwise pursuant to this Plan and the applicable Deferral Agreements.

                                  ARTICLE VIII

                                  BENEFICIARY
                                  -----------


     8.01 BENEFICIARY DESIGNATION.  A Participant may designate one or more
          -----------------------
Beneficiaries to receive benefits under the Plan upon his or her death by completing the appropriate space on the Beneficiary Designation Form. A Participant will have the right to change the Beneficiary by submitting to the Plan Administrator a Change of Beneficiary form. The designation of a Beneficiary will apply to the Participant's entire account balance rather than individual deferral elections. The Participant must inform the Plan Administrator of any changes in his/her designated Beneficiary's address, name or telephone number.

     8.02 PROPER BENEFICIARY.  In the event that the identity of the proper
          ------------------
Beneficiary is unclear or disputed, the Company will have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, will fully discharge the Company from all further obligations with respect to that payment.

     8.03 MINOR OR INCOMPETENT BENEFICIARY.  In making any payments to or for
          --------------------------------
the benefit of any minor or an incompetent Beneficiary, the Company, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person will be a complete discharge to the Company. Neither the Committee nor the Company nor the Plan Administrator will have any responsibility to see to the proper application of any payments so made.

     8.04 NO BENEFICIARY DESIGNATED.  If no Beneficiary has been designated, if
          -------------------------
the Beneficiary cannot be found, or if the Beneficiary fails to survive the Participant or fails to take the benefits, the Participant's Account will be paid to the alternate Beneficiary or, if none, to the Participant's estate.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN
                           --------------------------


     9.01 FINALITY OF DETERMINATION.  Subject to the Plan, the Committee shall,
          -------------------------
from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee will have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person.

     9.02 INDEMNIFICATION AND EXCULPATION.  The Company will indemnify and hold
          -------------------------------
harmless each member of the Committee and the Plan Administrator against any and all expenses and liabilities arising out of membership on the Committee or fulfilling the duties of Plan Administrator. Expenses against which a member of the Committee or the Plan Administrator will be indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification will be in addition to any other rights to which any such member of the Committee or Plan Administrator may be entitled as a matter of law.

     9.03 EXPENSES.  The expenses of administering the Plan will be borne by the
          --------
Company.

                                   ARTICLE X

                                CLAIMS PROCEDURE
                                ----------------


     10.01  WRITTEN CLAIM.  Benefits will be paid in accordance with the
            -------------
provisions of this Plan. The Participant, or a Beneficiary or any other person claiming through the Participant may make a written claim under this Plan. This written claim must be mailed or delivered to the Plan Administrator. Such claim will be reviewed by the Plan Administrator or a delegate.

     10.02  DENIED CLAIM.  If the claim is denied, in full or in part, the Plan
            ------------
Administrator will provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

     10.03  REVIEW PROCEDURE.  If the claim is denied and a review is desired,
            ----------------
the Participant (or Beneficiary) must notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of the Plan Document or other pertinent documents created under this Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing will be within the sole discretion of the Committee.

     10.04  COMMITTEE REVIEW.  The decision on the review of the denied claim
            ----------------
will be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision will be written and will state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                                   ARTICLE XI

                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------


     11.01  COMPANY'S OBLIGATION.  The Company's obligations under this Plan
            --------------------
will be an unfunded and unsecured promise to pay. The Company will not be obligated under any circumstances to fund its financial obligations under this Plan.

     11.02  CREDITOR STATUS.  Any assets which the Company may set aside to help
            ---------------
cover its financial liabilities hereunder are and must remain subject to the claims of its creditors. The Participant's relationship to the Company under this Agreement will be only that of a general unsecured creditor, and this Agreement (including any action taken pursuant hereto) will not, in and of itself, create or be construed to create a trust or fiduciary relationship of any kind between the Company and the Participant, his or her Beneficiary or other person, or a security interest of any kind in any property of the Company in favor of the Participant or any other person. The arrangement created by this Plan is intended to be unfunded and no trust, security, escrow, or similar account will be required to be established for the purposes of payment hereunder. However, the Company may in its discretion establish a "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code or applicable regulations or rulings) to hold assets, subject to the claims of the Company's creditors in the event of insolvency for the purpose of making payments hereunder. If the Company establishes such a trust, amounts paid therefrom will discharge the obligations of the Company hereunder to the extent of the payments so made.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------


     12.01  WRITTEN NOTICE.  Any notice which will be or may be given under the
            --------------
Plan or a Deferral Agreement will be in writing and will be mailed by United States mail, postage prepaid. If notice is to be given to the Plan Administrator, such notice will be addressed to MCI at 1801 Pennsylvania Ave., N.W., Washington, DC 20006, marked for the attention of the Chief Human Resources Officer of MCI or if notice to a Participant, addressed to the address shown on such Participant's Deferral Agreement.

     12.02  CHANGE OF ADDRESS.  Any party may, from time to time, change the
            -----------------
address to which notices will be mailed by giving written notice of such new address.

     12.03  MERGER, CONSOLIDATION OR ACQUISITION.  The Plan will be binding upon
            ------------------------------------
the Company, its assignees, and any successor company which will succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

     12.04  AMENDMENT AND TERMINATION.  MCI retains the sole and unilateral
            -------------------------
right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time. However, no MCI action under this right will reduce the Account of any Participant or Beneficiary, or accelerate the payment thereof, without the express written consent of the Participant or pursuant to Section 7.01.

     12.05  NON-TRANSFERABILITY.  No sale, transfer, alienation, assignment,
            -------------------
pledge, collateralization or attachment of any benefits under this Plan will be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary will have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor will any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     12.06  LEGAL FEES.  All reasonable legal fees incurred by any Participant
            ----------
(or former Participant) to successfully enforce valid rights under this Plan will be paid by the Company in addition to sums due under this Plan.

     12.07  APPLICABLE LAW.  This Plan will be governed by the laws of the state
            --------------
of New York without regard to its choice of law provisions, to the extent the federal laws do not apply.

IN WITNESS WHEREOF, MCI has caused this instrument to be executed by its duly authorized officer on this 16th day of June, 1997, effective as of the first day of November, 1996.



                               MCI COMMUNICATIONS CORPORATION


                                BY /s/ Bert C. Roberts, Jr.
                                  --------------------------
                                       BERT C. ROBERTS, JR.
                                       CHAIRMAN OF THE BOARD



ATTEST:

BY /s/ C. Bolton-Smith, Jr.
  ---------------------------------
       C. BOLTON-SMITH, JR.
       VICE PRESIDENT AND SECRETARY